UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on March 9, 2005 as follows:

Cleveland-Cliffs Extends Offer for Portman Limited

Cleveland, OH—March 9, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that it has extended its offer for all of the shares in Portman Limited (Portman) for four days. The offer is now scheduled to close at 7:00 p.m. (Perth time) on March 22, 2005. The offer has been extended to allow shareholders additional time to process their acceptances.

Commenting on the offer, Cleveland-Cliffs Chairman and Chief Executive Officer John Brinzo said: "Since March 7, 2005, the Portman share price has been trading either below, or within two cents of our offer price of A$3.85. Shares in Portman closed at A$3.84 on March 9, 2005, A$0.01 below the offer price of A$3.85 per share. Portman shareholders need to decide whether they want the certainty of A$3.85 cash, or the uncertainty of holding shares in Portman should our offer be unsuccessful.

"There is inherent uncertainty regarding the iron ore prices from 2006 onwards," Brinzo added. "For example, certain broker analysts are now predicting a fall in iron ore prices next year. We believe the offer represents a chance for Portman shareholders to take advantage of currently high iron ore prices, which along with the current Cliffs offer are underpinning the Portman share price, particularly when there is no certainty that these factors will be sustained past 2005."

As stated by the Portman board on February 25, 2005, since the announcement of the offer on January 11, 2005, Portman has not been approached by any other potential bidder and the Portman board has no reason to believe that a higher offer will emerge. The Portman board has indicated that they believe the offer is fair and recommend that it be accepted.

If shareholders have any questions in relation to the offer or accepting it, they should contact the information line on 1800 24 23 00 (toll free) (callers in Australia) or +61 2 9207 3622 (callers outside Australia).

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.
* * * *

References in this news release to "Cleveland-Cliffs," "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will be accepted or that a superior offer will not emerge or any transaction completed. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

For further information please call:

CLEVELAND-CLIFFS

Media - Australia

Kate Kerrison
Kate Kerrison + Company
(0413) 946 704
kate@katekerrison.com.au

Financial Community – Australia

Wayne Seabrook
Wilson HTM
(02) 8247 6600
wayne.seabrook@wilsonhtm.com.au

Media – United States

Dana Byrne
Cleveland-Cliffs
Vice President-Public Affairs
+1 (216) 694.4870

Financial Community – United States

Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694.5459

MacKenzie Partners – United States
Larry Dennedy + 1 212 929 5239
Joe Doherty + 1 212 929 5958

MacKenzie Partners – United Kingdom
Steve Balet + 44 207 170 4155

www.cleveland-cliffs.com
www.Portman.com.au

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 10, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary